Exhibit 10.1

UNITED STATES OF AMERICA

BEFORE FEDERAL TRADE COMMISSION

COMMISSIONERS:	Edith Ramirez, Chairwoman
Julie Brill
Maureen K. Ohlhausen
Joshua D. Wright

)
In the Matter of	)
)
)
Pinnacle Entertainment, Inc.,	)
a corporation; and,	)
	)	Docket No. 9355
)
)
Ameristar Casinos, Inc.,	)
a corporation.	)
)
)

AGREEMENT CONTAINING CONSENT ORDERS

This Agreement Containing Consent Orders (“Consent Agreement”), by and between Pinnacle Entertainment, Inc. (“Pinnacle”), and Ameristar Casinos, Inc. (“Ameristar”) (Pinnacle and Ameristar hereinafter collectively referred to as, “Respondents”) by their duly authorized officers and attorneys, and counsel for the Federal Trade Commission (“Commission”), is entered into in accordance with the Commission’s Rules governing consent order procedures. In accordance therewith,

IT IS HEREBY AGREED that:

1.	Respondent Pinnacle is a corporation organized, existing, and doing business under and by virtue of the laws of the state of Delaware, with its office and principal place of business located at 8918 Spanish Ridge Avenue, Las Vegas, NV 89148.

2.	Respondent Ameristar is a corporation organized, existing, and doing business under and by virtue of the laws of the state of Nevada, with its office and principal place of business located at 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89169.

3.	Respondents have been served with a copy of the complaint issued by the Federal Trade Commission charging them with violations of Section 7 of the Clayton Act, as amended, and Section 5 of the Federal Trade Commission Act, as amended.

4.	Respondents admit all the jurisdictional facts set forth in the Complaint.

5.	Respondents waive:

a.	Any further procedural steps;

b.	The requirement that the Commission’s Decision and Order and Order to Hold Separate and Maintain Assets, both attached hereto and made a part hereof, contain statements of findings of fact and conclusions of law;

c.	All rights to seek judicial review or otherwise to challenge or contest the validity of the Decision and Order and Order to Hold Separate and Maintain Assets entered pursuant to this Consent Agreement; and

d.	Any claim under the Equal Access to Justice Act.

6.	Because there may be interim competitive harm, the Commission may issue and serve its Order to Hold Separate and Maintain Assets in this matter at any time after it accepts this Consent Agreement for public comment.

7.	Not later than thirty (30) days after this Consent Agreement is signed by the Respondents, the Respondents shall submit initial compliance reports, pursuant to Section 2.33 of the Commission Rules, 16 C.F.R. § 2.33, and thereafter, shall submit compliance reports every thirty (30) days until the Order to Hold Separate and Maintain Assets becomes final, at which time the reporting obligations contained in the Order to Hold Separate and Maintain Assets (other than the requirement to submit an initial report pursuant to this Consent Agreement) shall control. Each compliance report shall set forth in detail the manner in which the Respondents have complied, are complying, and will comply with the Consent Agreement, the Order to Hold Separate and Maintain Assets, and the Decision and Order. The Respondents shall provide sufficient information and documentation to enable the Commission to determine independently that the Respondents are in compliance with the Consent Agreement and each of the Orders.

8.	Each compliance report shall be either verified by a notarized signature or self-verified in a manner set forth in 28 U.S.C. § 1746. Section 2.41(a) of the Commission’s Rules of Practice requires that an original and two copies of all compliance reports be filed with the Commission. The Respondents shall file an original report and one copy with the Secretary of the Commission, and shall send at least one copy directly to the Bureau of Competition’s Compliance Division.

9.

This Consent Agreement, and any compliance reports filed pursuant to this Consent Agreement, shall not become part of the public record of the proceeding unless and until the Consent Agreement is accepted by the Commission. If this Consent Agreement is accepted by the Commission, it will be placed on the public record for a period of thirty (30) days and information in respect thereto publicly released. The Commission thereafter may either withdraw its acceptance of this Consent Agreement and so notify each Respondent, in which event the Commission will take such action as it may consider appropriate, or issue and serve its Decision and Order, in disposition of the proceeding.

10.	This Consent Agreement is for settlement purposes only and does not constitute an admission by Respondents that the law has been violated as alleged in the Complaint, or that the facts as alleged in the Complaint, other than jurisdictional facts, are true.

11.	This Consent Agreement contemplates that, if it is accepted by the Commission, the Commission may (a) issue and serve its Order to Hold Separate and Maintain Assets; and (b) make information public with respect thereto. If such acceptance is not subsequently withdrawn by the Commission pursuant to the provisions of Commission Rule 2.34, 16 C.F.R. § 2.34, the Commission may, without further notice to Respondents, issue the attached Decision and Order containing an order to divest and providing for other relief in the disposition of the proceeding.

12.	When final, the Decision and Order and Order to Hold Separate and Maintain Assets shall have the same force and effect and may be altered, modified, or set aside in the same manner and within the same time as provided by statute for other orders. The Decision and Order and Order to Hold Separate and Maintain Assets shall become final upon service. Delivery of the Decision and Order and the Order to Hold Separate and Maintain Assets to a Respondent by any means provided in Commission Rule 4.4(a), 16 C.F.R. § 4.4(a), including, without limitation, delivery to an office within the United States of the counsel for a Respondent identified on this Consent Agreement, shall constitute service. Respondents waive any rights they may have to any other manner of service. Respondents also waive any right they may otherwise have to service of any Appendices attached or incorporated by reference into the Decision and Order or Order to Hold Separate and Maintain Assets, if Respondents are already in possession of copies of such Appendices, and agree that each is bound to comply with and will comply with the Decision and Order and the Order to Hold Separate and Maintain Assets to the same extent as if it had been served with copies of such Appendices.

13.	The Complaint may be used in construing the terms of the Decision and Order and the Order to Hold Separate and Maintain Assets, and no agreement, understanding, representation, or interpretation not contained in the Decision and Order, the Order to Hold Separate and Maintain Assets, or the Consent Agreement may be used to vary or contradict the terms of the Decision and Order or the Order to Hold Separate and Maintain Assets.

14.	By signing this Consent Agreement, Respondents represent and warrant that they can fulfill all the terms of the Order to Hold Separate and Maintain Assets and accomplish the full relief contemplated by the attached Decision and Order (including effectuating the required divestitures, as well as any necessary assignments or transfers) and that all parents, subsidiaries, affiliates, and successors necessary to effectuate the full relief contemplated by this Consent Agreement are parties to this Consent Agreement or within the control of parties to this Consent Agreement.

15.	Respondents agree that they shall interpret the Divestiture Agreement, as that term is used in the Decision and Order, in a manner that is fully consistent with all of the relevant provisions and remedial purposes of the Order to Hold Separate and Maintain Assets and the Decision and Order.

16.	Respondents have read the Complaint, the Decision and Order, and the Order to Hold Separate and Maintain Assets. Respondents understand that once the Decision and Order and Order to Hold Separate and Maintain Assets have been issued, the Respondents will be required to file one or more compliance reports showing that the Respondents have fully complied with the Decision and Order and the Order to Hold Separate and Maintain Assets.

17.	Each Respondent agrees to comply with the applicable terms of the proposed Decision and Order and Order to Hold Separate and Maintain Assets from the date such Respondent signs this Consent Agreement. Respondents further understand that each may be liable for civil penalties in the amount provided by law for each violation of the Decision and Order and of the Order to Hold Separate and Maintain Assets after such Orders become final.

PINNACLE ENTERTAINMENT, INC.		FEDERAL TRADE COMMISSION

/s/ Carlos Ruisanchez		/s/ Jeremy Morrison
By:	Carlos Ruisanchez	Jeremy Morrison
	President & Chief Financial Officer	Attorney
Bureau of Competition

Dated: August 2, 1013

AMERISTAR CASINOS, INC.		Approved:

/s/ Gordon R. Kanofsky		/s/ Alexis J. Gilman
By:	Gordon R. Kanofsky	Alexis J. Gilman
	Chief Executive Officer & Director	Deputy Assistant Director
Bureau of Competition

Dated: August 2, 1013

/s/ W. Stephen Smith		/s/ Jeffrey H. Perry
W. Stephen Smith		Jeffrey H. Perry
Morrison & Foerster LLP		Assistant Director
Attorney for Pinnacle Entertainment, Inc.		Bureau of Competition

/s/ Norman A. Armstrong, Jr.
Dated:	August 2, 2013	Norman A. Armstrong, Jr.
Deputy Director
Bureau of Competition

/s/ Adam J. Di Vincenzo
Adam J. Di Vincenzo
Gibson, Dunn & Crutcher LLP		/s/ Deborah L. Feinstein
Attorney for Ameristar Casinos, Inc.		Deborah L. Feinstein
Director
Bureau of Competition
Dated:	August 2, 2013

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